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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


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                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d)

                    of the Securities Exchange Act of 1934

                        Date of Report: March 25, 1996

               Date of Earliest Event Reported: March 13, 1996


                            JEFFERIES GROUP, INC.

          Delaware                0-11669               95-2848406
     (State or Other          (Commission File        (IRS Employer
     Jurisdiction of               Number)             Identification
      Incorporation)                                       Number)


                     11100 Santa Monica Boulevard, 10th Floor
                         Los Angeles, California 90025
              (Address of principal executive office) (Zip Code)



      Registrant's telephone number, including area code: (310) 445-1199



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Item 5. Other Events

        On March 13, 1996, the Board of Directors of Jefferies Group, Inc. (the "Company") voted to redeem all outstanding Preferred Share Purchase Rights (the "Rights") originally issued on May 23, 1988, pursuant to a Stockholders Rights Plan. The Rights were redeemed for a redemption price of $.01 per Right. One Right was attached to and represented by each share of the Company's common stock. Immediately upon the action taken by the Board of Directors ordering redemption of the Rights, the Rights terminated and the holders of such Rights became entitled to receive the redemption price. Holders of the Rights on March 13, 1996 (the "Record Date") will receive the redemption price on or about March 25, 1996 (the "Payable Date").

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        (a)     Financial Statements: None

        (b)     Pro Forma Financial Information: None

        (c) Exhibits. Reference is made to the index of Exhibits annexed hereto and made a part hereof.



                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JEFFERIES GROUP, INC.
                                            (Registrant)



        March 25, 1996                  By:  /s/ Jerry M. Gluck
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                                              Jerry M. Gluck
                                                Secretary


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                                 EXHIBIT INDEX
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Exhibit                                                         Page
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   1.      Press Release dated March 14, 1996                     3

   2.      March 15, 1996 letter to be sent to shareholders       4


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